PricewaterhouseCoopers LLP
1055 Broadway, 10th Floor
Kansas City MO 64105
Telephone (816) 472 7921
Facsimile (816) 218 1890

Report of Independent Registered Public Accounting Firm

To the Trustees of the American Century Target Maturities
Trust and Shareholders of the Target 2010 Fund, Target
2015 Fund, Target 2020 Fund, and Target 2025 Fund:

In our opinion, the accompanying statements of assets and
liabilities, including the schedules of investments, and the related statements of operations and of changes in net
assets and the financial highlights present fairly, in all
material respects, the financial position of the Target 2010
Fund, Target 2015 Fund, Target 2020 Fund, and Target
2025 Fund (constituting the American Century Target
Maturities Trust, the "Funds") at September 30, 2008, the
results of each of their operations for the year then ended, the changes in each of their net assets for each of the two
years in the period then ended and the financial highlights
for each of the five years in the period then ended, in
conformity with accounting principles generally accepted
in the United States of America.  These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds'
management; our responsibility is to express an opinion on
these financial statements based on our audits.  We
conducted our audits of these financial statements in
accordance with the standards of the Public Company
Accounting Oversight Board (United States).  Those
standards require that we plan and perform the audit to
obtain reasonable assurance about whether the financial
statements are free of material misstatement.  An audit
includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements,
assessing the accounting principles used and significant
estimates made by management, and evaluating the overall
financial statement presentation.  We believe that our
audits, which included confirmation of securities at
September 30, 2008 by correspondence with the custodian,
provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Kansas City, Missouri
November 20, 2008